UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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Lightlake Therapeutics Inc.

(Name of Registrant as Specified In Its Charter)

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November 26, 2013

Dear Stockholder:

You are cordially invited to attend an annual meeting of our stockholders on December 17, 2013, at 7:00 p.m. (GMT), at 86 Gloucester Place, Ground Floor Suite, London, England W1U 6HP. Matters on which action will be taken at the meeting are explained in detail in the attached Notice and Proxy Statement.

Our Annual Report for the year ended July 31, 2013 on Form 10-K, and is available through our website at http://www.lightlaketherapeutics.com/index.html under the heading “Investor Relations”.  Additionally, a form of proxy card and information on how to vote by mail, through the Internet, or by phone is included herein.

We sincerely hope that you will be able to attend the meeting in person and we look forward to seeing you. Whether or not you expect to be present at the meeting, please promptly vote as your vote is important. Instructions regarding the various methods of voting are contained on the proxy card, including voting by mail, through the Internet, or by phone. If you attend the annual meeting, you may revoke your proxy and vote your own shares.

Sincerely,

Lightlake Therapeutics Inc.

/s/ Dr. Roger Crystal
Dr. Roger Crystal
Director
and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 17, 2013

To the stockholders of Lightlake Therapeutics Inc.,

You are cordially invited to attend the 2013 annual meeting of stockholders of Lightlake Therapeutics Inc. to be held at 86 Gloucester Place, Ground Floor Suite, London, England W1U 6HP on December 17, 2013 at 7:00 p.m. (GMT). At the annual meeting you will be asked to vote on the following matters:

•	Proposal 1: Authority to file an amendment to the Company’s Articles of Incorporation to increase the number of the authorized shares of common stock, par value $0.001 per share, from 200,000,000 to 500,000,000;

•	Proposal 2: Authority to file an amendment to the Company’s Articles of Incorporation to effect reverse stock splits of the outstanding shares of the Company’s common stock, at a reverse stock split ratio of up to 1 for 50, as determined by the Board of Directors (the “Board”) in its sole discretion.

•	Proposal 3: To elect our Board to hold office until our 2014 annual meeting of stockholders or until their respective successors have been duly elected and qualified;

•	Proposal 4: To hold an advisory vote to approve the compensation of the named executive officers;

•	Proposal 5: To hold an advisory vote to determine the frequency of future advisory votes on the compensation of the named executive officers;

•	Proposal 6: To ratify the appointment of MaloneBailey, LLP as our independent registered public accounting firm;

•	To consider and act upon any other business as may properly come before the annual meeting or any adjournments thereof.

The Board recommends that you vote at the annual meeting “FOR” Proposals 1, 2, 3, 4 and 6, and “Three Years” on Proposal 5. These items of business are more fully described in the proxy statement that is attached to this Notice. The Board has fixed the close of business on October 28, 2013 as the “Record Date” for determining the stockholders that are entitled to notice of and to vote at the annual meeting and any adjournments thereof. A list of stockholders entitled to vote at the meeting will be available for examination for a period of ten days before the meeting in person at our corporate offices in London, England, and also at the meeting. Stockholders may examine the list for purposes related to the meeting.

It is important that your shares are represented and voted at the meeting. You can vote your shares by completing, signing, dating, and returning your completed proxy card or vote by mail, over the Internet, or by phone by following the instructions included in the proxy statement. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the proxy statement.

You may attend the annual meeting and vote in person even if you have previously voted by proxy in one of the ways listed above. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

By Order of the Board of Directors

/s/ Dr. Roger Crystal
Director and Chief Executive Officer
November 26, 2013

Stockholders Should Read the Entire Proxy Statement Carefully Prior to Returning Their Proxies

PROXY STATEMENT

FOR

THE ANNUAL MEETING OF STOCKHOLDERS

GENERAL

The enclosed proxy is solicited on behalf of the Board of Lightlake Therapeutics Inc. for use at our annual meeting of stockholders to be held at 86 Gloucester Place, Ground Floor Suite, London, England W1U 6HP on December 17, 2013 at 7:00 p.m. (GMT). Voting materials, including this proxy statement, and the proxy card are being delivered to all or our stockholders on or about

QUESTIONS AND ANSWERS

Following are some commonly asked questions raised by our stockholders and answers to each of those questions.

What may I vote on at the annual meeting?

At the annual meeting, stockholders will consider and vote upon the following matters:

●	Proposal 1: Authority to file an amendment to the Company’s Articles of Incorporation to increase the number of the authorized shares of common stock, par value $0.001 per share, from 200,000,000 to 500,000,000;

●	Proposal 2: Authority to file an amendment to the Company’s Articles of Incorporation to effect reverse stock splits of the outstanding shares of the Company’s common stock, at a reverse stock split ratio of up to 1 for 50, as determined by the Board in its sole discretion.

●	Proposal 3: To elect our Board;

●	Proposal 4: To hold an advisory vote to approve the compensation of the named executive officers;

•	Proposal 5: To hold an advisory vote to determine the frequency of future advisory votes on the compensation of the named executive officers;

•	Proposal 6: To ratify the appointment of MaloneBailey, LLP as our independent registered public accounting firm; and

•	Such other matters as may properly come before the annual meeting or any adjournments thereof.

How does the Board recommend that I vote on the proposals?

The Board recommends a vote “FOR” the authority to file an amendment to the Company’s Articles of Incorporation to increase the number of the authorized shares of common stock from 200,000,000 to 500,000,000 in the Board’s sole discretion, “FOR” the authority to file an amendment to the Company’s Articles of Incorporation to effect reverse stock splits of the outstanding shares of the Company’s common stock, at a reverse stock split ratio of up to 1 for 50, as determined by the Board in its sole discretion, “FOR” the election of each of the nominees identified below to our Board, “FOR” the advisory vote to approve the compensation of the named executive officers; “Three Years” for the advisory vote to determine the frequency of future advisory votes on the compensation of the named executive officers; and “FOR” the proposal ratifying the appointment of MaloneBailey, LLP.

How do I vote?

You can vote either in person at the annual meeting or by proxy, by mail, by phone or over the Internet whether or not you attend the annual meeting. To obtain directions to attend the annual meeting, please call 44 78 0103 6666. If your shares are registered directly in your name with our transfer agent, VStock Transfer, LLC, you are considered the stockholder of record with respect to those shares and we are sending a Notice directly to you. As the stockholder of record, you have the right to vote in person at the annual meeting. If you choose to do so, you may vote at the annual meeting using the ballot provided at the meeting. Even if you plan to attend the annual meeting in person, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the annual meeting in person.

Most of our stockholders hold their shares in street name through a stockbroker, bank or other nominee rather than directly in their own name. In that case, you are considered the beneficial owner of shares held in street name and the Notice is being forwarded to you. As the beneficial owner, you are also invited to attend the annual meeting. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the annual meeting unless you obtain a “legal proxy” from the stockbroker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. You will need to contact your stockbroker, trustee or nominee to obtain a legal proxy, and you will need to bring it to the annual meeting in order to vote in person.

You can vote by proxy in three ways:

●	By mail – If you received your proxy materials by mail, you can vote by mail by using the enclosed proxy card;

●	By Internet – You can vote by Internet by following the instructions on the Notice to access the proxy materials or on your proxy card if you received your materials by mail;

●	By phone – You can vote by phone by following the instructions on the Notice to access the proxy materials or on your proxy card if you received your materials by mail.

If you vote by proxy, your shares will be voted at the annual meeting in the manner you indicate.

The Internet and phone voting system for stockholders of record will close at 11:59 p.m. (GMT) on December 16, 2013. Please refer to the proxy card for details on all methods of voting.

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What happens if I do not give specific voting instructions?

If you hold shares in your name and you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board on all matters. If you hold your shares through a stockbroker, bank or other nominee and you do not provide instructions on how to vote, your stockbroker or other nominee may exercise their discretionary voting power with respect to certain proposals that are considered as “routine” matters.  For example, Proposal 5 - ratification of the appointment of MaloneBailey, LLP as our independent registered public accounting firm is commonly considered as a routine matter, and thus your stockbroker, bank or other nominee may exercise their discretionary voting power with respect to Proposal 6. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform us that it does not have the authority to vote on these matters with respect to your shares. This is generally referred to as a “broker non-vote.”  When the vote is tabulated for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, but will not otherwise be counted. In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to Proposal 1 - Approval of amendment to Articles of Incorporation to Increase Authorized Shares, Proposal 2 - Approval of amendment to Articles of Incorporation to Effect Reverse Splits, Proposal 3 - the election of our Board, Proposal - 4 the advisory vote to approve the compensation of the named executive officers, and Proposal 5 - the advisory vote to determine the frequency of future advisory votes on the compensation of the named executive officers.. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the notice.

What is the quorum requirement for the annual meeting?

On October 28, 2013, the Record Date for determining which stockholders are entitled to vote, there were 167,734,222 shares of our common stock outstanding which is our only class of voting securities. Each share of common stock entitles the holder to one vote on matters submitted to a vote of our stockholders. A majority of our outstanding common shares as of the Record Date must be present at the annual meeting (in person or represented by proxy) in order to hold the meeting and conduct business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the annual meeting, if you are present and vote in person at the meeting or have properly submitted a proxy card or voted by phone or by using the Internet.

How can I change my vote after I return my proxy card?

You may revoke your proxy and change your vote at any time before the final vote at the annual meeting. You may do this by signing a new proxy card with a later date, by voting on a later date by using the Internet (only your latest Internet proxy submitted prior to the annual meeting will be counted), or by attending the annual meeting and voting in person. However, your attendance at the annual meeting will not automatically revoke your proxy unless you vote at the annual meeting or specifically request in writing that your prior proxy be revoked.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within our company or to third parties, except:

●	As necessary to meet applicable legal requirements;

●	To allow for the tabulation of votes and certification of the vote; and

●	To facilitate a successful proxy solicitation.

Any written comments that a stockholder might include on the proxy card will be forwarded to our management.

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Where can I find the voting results of the annual meeting?

The preliminary voting results will be announced at the annual meeting. The final voting results will be tallied by our Inspector of Elections and reported in a Current Report on Form 8-K which we will file with the SEC within four business days of the date of the annual meeting.

How can I obtain a separate set of voting materials?

To reduce the expense of delivering duplicate voting materials to our stockholders who may have more than one Lightlake Therapeutics Inc. stock account, we are delivering only one Notice to certain stockholders who share an address, unless otherwise requested. If you share an address with another stockholder and have received only one Notice, you may write or call us to request to receive a separate Notice. Similarly, if you share an address with another stockholder and have received multiple copies of the Notice, you may write or call us at the address and phone number below to request delivery of a single copy of this Notice. For future annual and/or annual meetings, you may request separate Notices, or request that we send only one Notice to you if you are receiving multiple copies, by writing or calling us at:

Lightlake Therapeutics Inc.

Attention: Dr. Roger Crystal

86 Gloucester Place, Ground Floor Suite

London, England W1U 6HP

Tel: 44 78 0103 6666

Who pays for the cost of this proxy solicitation?

We will pay the costs of the solicitation of proxies. We may also reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding the voting materials to their customers who are beneficial owners and obtaining their voting instructions. In addition to soliciting proxies by mail, our board members, officers and employees may solicit proxies on our behalf, without additional compensation, personally, electronically or by telephone.

What is the voting requirement to approve the proposals?

The proposal to approve an amendment to the Company’s Articles of Incorporation to increase the amount of authorized shares of common stock will be approved if there is a quorum and the votes cast “FOR” the proposal exceeds those cast against the proposal. The proposal to approve an amendment to the Company’s Articles of Incorporation to effect a reverse stock split will be approved if there is a quorum and the votes cast “FOR” the proposal exceeds those cast against the proposal. The proposal to ratify the appointment of MaloneBailey, LLP as our independent registered public accounting firm will be approved if there is a quorum and the votes cast “FOR” the proposal exceeds those cast against the proposal.

The nominees for election to our Board are elected by a plurality of all votes cast by holders of our Common Stock which are issued and outstanding and which are issuable upon conversion of shares of our Preferred Stock, present at the annual meeting, in person or represented by proxy, and entitled to vote on the election of directors. A nominee who receives a plurality means that he has received more votes than any other nominee for the same director’s seat. Abstentions and broker non-votes will have no impact on the outcome of the vote on the election of directors.

The advisory vote to approve the compensation of named executive officers will be approved if there is a quorum and the votes cast “FOR” the proposal exceeds those cast against the proposal. The advisory vote to determine the frequency of future advisory votes on the compensation of named executive officers requires the affirmative vote of the holders of the majority of the votes cast by the holders of the Company’s common stock at the annual meeting.  Stockholders may either vote “ONE YEAR,” “TWO YEARS,” “THREE YEARS,” or “ABSTAIN.”  If none of the alternatives receives the majority of votes cast, the Company will consider the alternative that receives the highest number of votes cast by stockholders to be the frequency selected by the stockholders. The approval of the advisory vote to approve the compensation of named executive officers and the approval of the advisory vote to determine the frequency of future advisory votes on the compensation of named executive officers are non-binding advisory votes.

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Abstentions and broker non-votes will be treated as shares that are present, or represented and entitled to vote for purposes of determining the presence of a quorum at the annual meeting. Abstentions will not be counted in determining the number of votes cast in connection with any matter presented at the annual meeting. Broker non-votes will not be counted as a vote cast on any matter presented at the annual meeting.

Do I Have Dissenters’ (Appraisal) Rights?

Appraisal rights are not available to our shareholders with any of the proposals described above to be brought before the annual meeting of shareholders.

How can I obtain additional information about Lightlake Therapeutics?

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, which requires that we file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding companies, including Lightlake Therapeutics Inc., that file electronically with the SEC. The SEC's website address is www.sec.gov. In addition, our filings may be inspected and copied at the public reference facilities of the SEC located at 100 F Street, N.E. Washington, DC 20549; and at the SEC's regional offices at 233 Broadway, New York, NY 10279 and Citicorp Center, 500 West Madison Street, Room 1400, Chicago, IL 60661. Copies of the material may also be obtained upon request and payment of the appropriate fee from the Public Reference Section of the SEC located at 100 F Street, N.E., Washington, DC 20549.

WHO CAN HELP ANSWER YOUR QUESTIONS?

If you have any questions or need assistance in voting your shares, you may seek answers to your questions by writing, calling, or emailing us at:

Lightlake Therapeutics Inc.

Attention: Dr. Roger Crystal

86 Gloucester Place, Ground Floor Suite

London, England W1U 6HP

Tel: 44 78 0103 6666

roger.crystal@lightlaketherapeutics.com

INFORMATION ABOUT DIRECTOR NOMINEES

At the annual meeting, four directors are to be elected. Each director is to hold office until the next annual meeting of shareholders or until his successor is elected and qualified. Set forth below are descriptions of the backgrounds of the director nominees of the Company, their principal occupations for the past five years, and the specific experience, qualifications and other attributes and skills that led the Board to determine that such persons should be re-elected to serve on the Board.

Dr. Michael Sinclair, 70, has been the Executive Chairman and Director of Lightlake since November 29, 2010. Dr. Sinclair qualified as a physician in 1967, specializing in psychiatry.  He has built both private and public healthcare businesses, establishing medical facilities and hospitals in the US, Middle East, Far East, Australia and UK, including the Portland in London, which was his personal vision to launch the first private hospital in Britain dedicated to treating women and children.  He serves on the Board of Overseers (Emeritus) of Tufts University Medical School, where, together with Dean Mort Madoff, he founded the US’ first combined MD/MBA program. Dr. Sinclair has been the Chairman of Symthera Inc., Advanced Oncotherapty Plc., and Emess Biosciences Ltd.

Dr. Sinclair’s qualifications to serve on our Board include his medical and management experience.

Dr. Roger Crystal, 37, has been Chief Executive Officer and Director of Lightlake since September 23, 2009.  He has an extensive background in healthcare, having worked as a surgeon in London’s leading hospitals, before transitioning into business.  He has experience working in strategy healthcare consulting, serving across several functions in the UK National Health Service and with global pharmaceutical clients.  He also has worked in business development in GE Healthcare since October 2010.  In addition to his medical degree, he was awarded membership of The Royal College of Surgeons of England and holds an MBA from London Business School, where he gained M&A experience at Goldman Sachs.

Dr. Crystal’s qualifications to serve on our Board include his experience working in biopharma and the broader healthcare industry.

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Kevin Pollack, 43, has been Chief Financial Officer and Director of Lightlake since November 26, 2012 and April 17, 2012, respectively. Mr. Pollack has served as a director and audit committee member of MagneGas Corporation (NASDAQ:MNGA), the developer of a technology that converts liquid waste into a hydrogen-based metal working fuel and natural gas alternative, since June 21, 2012. Additionally, Mr. Pollack has served as a director and chair of the audit committee of Pressure Biosciences, Inc. (OTCQB: PBIO), a life sciences company involved in pressure cycling technology, since July 3, 2012. Mr. Pollack serves as President of Short Hills Capital LLC, where he provides a range of advisory services to investors, asset management firms, institutions and companies. Previously, Mr. Pollack worked in asset management at Paragon Capital, focusing primarily on United States-listed companies, and as an investment banker at Banc of America Securities LLC, focusing on corporate finance and mergers and acquisitions. Mr. Pollack started his career at Sidley Austin LLP (formerly Brown & Wood LLP) as a securities attorney focusing on corporate finance and on mergers and acquisitions. Mr. Pollack graduated magna cum laude from The Wharton School of the University of Pennsylvania and received a dual JD/MBA from Vanderbilt University, where he graduated with Beta Gamma Sigma honors.

Mr. Pollack’s qualifications to serve on our Board include his financial and management experience, including his experience with other public companies.

Geoffrey Wolf, 60, has been a Director of Lightlake since December 31, 2012. Mr. Wolf resides in Switzerland. During 2008 to 2012, Mr. Wolf managed Vector Assets S.A., an asset management company, which controlled companies in the mining, oil and gas, pharmaceuticals, hospitality and real estate industries. Since 2013, Mr. Wolf has been managing GTL Investments Limited, an asset management company, which controls companies in the mining, oil and gas, pharmaceuticals, hospitality and real estate industries. He received a business degree from Middlesex University in 1976.

Mr. Wolf’s qualifications to serve on our Board include his financial and management experience.

EXECUTIVE OFFICERS

All of our executive officers are listed in the following table, and certain information concerning those officers, follows the table:

NAME	AGE	POSITION

Dr. Michael Sinclair	70	Executive Chairman
Dr. Roger Crystal	37	Chief Executive Officer, and President
Kevin Pollack	43	Chief Financial Officer, Treasurer, and Secretary

The biographical information with respect to Messrs. Sinclair, Crystal, and Pollack included above under the caption “Information about Director Nominees” is incorporated herein by reference.

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CORPORATE GOVERNANCE

Board of Directors

The Board oversees our business affairs and monitors the performance of management. In accordance with our corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the Chief Executive Officer, other key executives and by reading the reports and other materials that we send them and by participating in Board of Directors and committee meetings. Our directors hold office until their successors have been elected and duly qualified unless the director resigns or by reason of death or other cause is unable to serve in the capacity of director. Biographical information about our directors is provided in “Election of Directors – Proposal No. 3” on page 19.

Director Independence

Pursuant to Rule 5605 of The NASDAQ Stock Market one of the definitions of an independent director is a person other than an executive officer or employee of a company. The Board has reviewed the materiality of any relationship that each of the directors has with the Company, either directly or indirectly. Based on this review, the Board has determined that the only independent director is Mr. Geoffrey Wolf.

Corporate Governance

For reasons similar to those described above, the Company does not have a nominating nor audit committee of the Board. The Board consists of four directors. The Company receives no revenues. At such time that the Company has a larger Board and generates revenue, the Company will propose creating committees of its Board, including both a nominating and an audit committee. Accordingly, the Company does not have an audit committee financial expert.

Board of Directors and Director Nominees

Since our Board has one independent director, the decisions of the Board regarding director nominees are made by persons who have an interest in the outcome of the determination. The Board will consider candidates for directors proposed by security holders, although no formal procedures for submitting candidates have been adopted. Unless otherwise determined, at any time not less than 10 days prior to the next annual Board meeting at which a slate of director nominees is adopted, the Board will accept written submissions from proposed nominees that include the name, address and telephone number of the proposed nominee; a brief statement of the nominee’s qualifications to serve as a director; and a statement as to why the security holder submitting the proposed nominee believes that the nomination would be in the best interests of our security holders. If the proposed nominee is not the same person as the security holder submitting the name of the nominee, a letter from the nominee agreeing to the submission of his or her name for consideration should be provided at the time of submission. The letter should be accompanied by a résumé supporting the nominee's qualifications to serve on the Board, as well as a list of references.

The Board identifies director nominees through a combination of referrals from different people, including management, existing Board members and security holders. Once a candidate has been identified, the Board reviews the individual's experience and background and may discuss the proposed nominee with the source of the recommendation. If the Board believes it to be appropriate, Board members may meet with the proposed nominee before making a final determination whether to include the proposed nominee as a member of the slate of director nominees submitted to security holders for election to the Board.

Board Meetings and Attendance

During the fiscal year 2013, the Board met twelve (12) times. All or a majority of directors attended each meeting in person or telephonically. In addition, the Board approved certain actions by unanimous or majority written consent on three (3) occasions. Each director is expected to make reasonable efforts to attend meetings of the Board and the annual meeting of stockholders.

Code of Ethics

Lightlake does not currently have a code of ethics, and because the Company has only limited business operations and only three officers and four directors, the Company believes that a code of ethics would have limited utility.  The Company intends to adopt such a code of ethics as Lightlake’s business operations expand and the Company has more directors, officers, and employees.

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Legal Proceedings

There are no legal proceedings to which any director, director nominee, officer or affiliate of our company, any owner of record or beneficially of more than 5% of common stock, or any associate of any such director, officer, affiliate of our company or security holder that is a party adverse to our company or any of our subsidiaries or has a material interest adverse to us.

Communicating with the Board

Our shareholders and other interested parties may send written communications directly to the Board or to specified individual directors, including the Chairman or any non-management directors, by sending such communications to our principal and administrative offices. Such communications will be reviewed by our legal counsel and, depending on the content, will be forwarded to the addressees or distributed at the next scheduled Board meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company does not have a class of securities registered under the Exchange Act and therefore its directors, executive officers, and any persons holding more than ten percent of the Company’s common stock are not required to comply with Section 16 of the Exchange Act.

CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On October 30, 2013, Lightlake Therapeutics Inc. (the “Company”) dismissed Messineo & Co., CPAs, LLC (“Messineo”), a registered public accounting firm, as the Company’s independent registered public accounting firm (the “Dismissal”). On the same date, the Board of the Company approved the Dismissal. In connection with the Dismissal, the Board appointed MaloneBailey, LLP as the Company’s independent registered public accounting firm.

Messineo was the independent registered public accounting firm for the Company from April of 2013 until October 30, 2013. The report of Messineo dated October 23, 2013 on the Company’s balance sheet as of July 31, 2013 and 2012, and the related statement of operations, shareholders’ deficit and cash flows for the years ended July 31, 2013 and 2012, and from June 30, 2010 (inception) through July 31, 2013 (a) contained an adverse opinion or disclaimer of opinion, or (b) was modified as to uncertainty, audit scope, or accounting principles, or (c) contained any disagreements on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Messineo, would have caused it to make reference to the subject matter of the disagreements in connection with its reports, except that both such reports raised substantial doubts on the Company’s ability to continue as a going concern. None of the reportable events set forth in Item 304(a)(1)(iv) of Regulation S-K occurred during the period in which Messineo served as the Company’s independent registered public accounting firm.

During the fiscal years ended July 31, 2013 and 2012 and through Messineo’s dismissal on October 30, 2013, there were (1) no disagreements with Messineo on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Messineo, would have caused Messineo to make reference to the subject matter of the disagreements in connection with its reports, and (2) no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

Our principal accountants for the current year and for the most recently completed fiscal year are not expected to be present at the annual meeting.

AUDIT FEES AND SERVICES

The total fees charged to Lightlake for audit services were $10,000, for audit-related services were $6,000, for tax services were $0, and for other services were $0 during the year ended July 31, 2013.

The total fees charged to Lightlake for audit services were $8,000, for audit-related services were $5,000, for tax services were $0, and for other services were $1,500 during the year ended July 31, 2012.

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EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the years ended July 31, 2013, and 2012 in all capacities for the accounts of our executives, including the Chairman, Chief Executive Officer, and Chief Financial Officer.

Name and principal position	Year	Salary($)(1)	Bonus($)	Stock Award(s)($)	Option awards ($)(2)		All Other Compensation($)	Total ($)

Dr. Roger Crystal	2013	206,250	-0-	-0-	916,500	(3)	-0-	1,122,750
CEO	2012	75,000	-0-	-0-	260,000		-0-	335,000
Kevin Pollack	2013	150,260	-0-	-0-	1,318,500	(4)	-0-	1,468,760
CFO	2012	-0-	-0-	-0-	40,000		-0-	40,000
Dr. Michael Sinclair	2013	193,750	-0-	-0-	2,418,500	(5)	-0-	2,612,250
Chairman	2012	45,000	-0-	-0-	260,000		-0-	305,000

(1)	During the fiscal year ended July 31, 2013, only the following amounts of salary were actually paid: $60,000 to Dr. Roger Crystal, $40,000 to Kevin Pollack, and $20,000 to Dr. Michael Sinclair. The remaining amounts have been accrued and are owed.

(2)	These amounts reflect options and warrants. As of July 31, 2013, all of the all options and warrants held by Dr. Michael Sinclair, Dr. Roger Crystal, and Kevin Pollack, were out-of-the-money. Restrictions on exercise of these options include: (A) 6,000,000, 8,500,000, 6,500,000 options were awarded to Dr. Michael Sinclair, Dr. Roger Crystal, and Kevin Pollack, respectively, exercisable at $0.15 per share. These shares can may only be exercised between the following dates: (a) the earliest date on which the price per share has traded at or above $0.30 for at least three trading days out of any ten consecutive trading days; and (b) their expiration date; (B) 28,5000,000, 4,000,000, 5,500,000 cash warrants were awarded to Dr. Michael Sinclair, Dr. Roger Crystal, and Kevin Pollack, respectively, exercisable at $0.15 per share. These shares can may only be exercised between the following dates: (a) the earliest date on which the price per share has traded at or above $0.30 for at least three trading days out of any ten consecutive trading days; and (b) their expiration date; and (C) Dr. Michael Sinclair, Dr. Roger Crystal and Kevin Pollack were each awarded 2,500,000 options exercisable at $0.10 per share and awarded 5,000,000 options exercisable at $0.08 per share. Fifty percent (50%) of the aforementioned options are exercisable between the following dates: (a) the date on which an Investigational New Drug Application is submitted to the FDA for the Company’s product that is expected to enter into an initial trial sponsored by the NIH; and (b) their expiration date; and the remaining fifty percent (50%) may only be exercised between the following dates: (a) the date on which the aforementioned initial trial sponsored by the NIH commences; and (b) their expiration date. There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of Lightlake’s subsidiaries, if any.

(3)	Dr. Crystal received options valued at $1,136,500 and warrants valued at $180,000.

(4)	Mr. Pollack received options valued at $1,071,500 and warrants valued at $247,000.

(5)	Dr. Sinclair received options valued at $736,500 and warrants valued at $1,282,000.

Director Compensation

The following table provides information for 2013 regarding all compensation awarded to, earned by or paid to each person who served as a non-employee director for some portion or all of 2012. Other than as set forth in the table, to date we have not paid any fees to or, except for reasonable expenses for attending Board and committee meetings, reimbursed any expenses of our directors, made any equity or non-equity awards to directors, or paid any other compensation to directors.

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All of the options and warrants granted are exercisable at $0.15 per share and may only be exercised between the following dates: (a) the earliest date on which the price per share has traded at or above $0.30 for at least three trading days out of any ten consecutive trading days; and (b) their expiration date.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Geoffrey Wolf(1)	-0-	$-0-	1,832,000	(3)	-0-	-0-	-0-	$1,832,000

(1)	Geoffrey Wolf was appointed as Director on December 31, 2012.

(2)	This amount reflects options and warrants.

(3)	This amount includes options valued at $280,000 and warrants valued at $1,552,000.

Employment Agreements

We have an employment agreement with Dr. Michael Sinclair, our Executive Chairman, which provides for a salary of $300,000 per year, plus 6,000,000 stock options exercisable at $0.15 per share which expire five years from their grant date and warrants to purchase 28,500,000 shares of common stock exercisable at $0.15 per share with a 5 year termination date. The options and warrants may only be exercised between the following dates: (i) the date on which the Company’s price per share has traded at or above US$0.30 for at least three (3) trading days out of any ten (10) consecutive trading days; and (ii) five years from the grant date. The employment agreement has a one-year term limit and can be renewed by mutual agreement.

We have an employment agreement with Dr. Roger Crystal, our Chief Executive Officer, which provides for a salary of $300,000 per year, plus 2,500,000 stock options exercisable at $0.12 per share which expire ten years from their grant date and 8,500,000 options exercisable at $0.15 per share which terminate five years from their grant date. The employment agreement also provides warrants to purchase 4,000,000 shares of common stock exercisable at $0.15 per share with a 5 year termination date. The options and warrants with a $0.15 exercise price may only be exercised between the following dates: (i) the date on which the Company’s price per share has traded at or above US$0.30 for at least three (3) trading days out of any ten (10) consecutive trading days; and (ii) five years from the grant date. The employment agreement has a one-year term limit and can be renewed by mutual agreement.

We have an employment agreement with Kevin Pollack, our Chief Financial Officer, which provides for a salary of $250,000 per year, plus 2,500,000 stock options exercisable at $0.12 per share which expire ten years from their grant date and 6,500,000 options exercisable at $0.15 per share which terminate five years from their grant date. The employment agreement also provides warrants to purchase 4,000,000 shares of common stock exercisable at $0.15 per share with a 5 year termination date. The options and warrants with a $0.15 exercise price may only be exercised between the following dates: (i) the date on which the Company’s price per share has traded at or above US$0.30 for at least three (3) trading days out of any ten (10) consecutive trading days; and (ii) five years from the grant date. The employment agreement has a one-year term limit and can be renewed by mutual agreement.

We have an agreement with Geoffrey Wolf, a director of Lightlake, which provides for the grant of 3,500,000 stock options exercisable at $0.15 per share which terminate five years from their grant date. The director agreement also provides warrants to purchase 34,500,000 shares of common stock exercisable at $0.15 per share with a 5 year termination date. All of the options and warrants may only be exercised between the following dates: (i) the date on which the Company’s price per share has traded at or above US$0.30 for at least three (3) trading days out of any ten (10) consecutive trading days; and (ii) five years from the grant date. The director agreement has a one-year term limit and can be renewed by mutual agreement.

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PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding our shares of common stock beneficially owned as of October 23, 2013, for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding shares of common stock, (ii) each named executive officer and director, and (iii) all executive officers and directors as a group. A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or warrants. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of October 23, 2013. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of October 23, 2013 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership. Unless otherwise specified, the address of each of the persons set forth below is care of the company at the address of: 86 Gloucester Place, Ground Floor Suite, London, England W1U 6HP.

Name of Beneficial Owner and Address	Amount and Nature of Beneficial Ownership of Common Stock		Percent of Common Stock (1)
5% Shareholders
None.	-		-%
Directors and Executive Officers
Kevin Pollack	40,000,000	(2)	19.25%
Dr. Roger Crystal	48,750,000	(3)	22.57%
Dr. Michael Sinclair	62,832,000	(4)	27.86%
Geoffrey Wolf	56,580,000	(5)	25.78%
All directors and officers as a group (4 people)	208,162,000	(6)	56.96%

(1)	As of October 28, 2013, there are 167,734,222 shares issued and outstanding. Shares of common stock subject to options or warrants currently exercisable or expected to be exercisable with the passage of time, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

(2)	This amount includes: (1) 5,500,000 shares of common stock issuable upon the exercise of warrants and (2) 34,500,000 shares of common stock issuable upon the exercise of stock options.

(3)	This amount includes: (1) 4,000,000 shares of common stock issuable upon the exercise of warrants and (2) 44,250,000 shares of common stock issuable upon the exercise of stock options.

(4)	This amount includes: (1) 28,500,000 shares of common stock issuable upon the exercise of warrants and (2) 29,250,000 shares of common stock issuable upon exercise of stock options.

(5)	This amount includes: (1) 34,500,000 shares of common stock issuable upon the exercise of warrants and (2) 3,500,000 shares of common stock issuable upon exercise of stock options. 13,700,000 shares are issuable upon the exercise of warrants held by GTL Investments Limited, of which Geoffrey Wolf is an asset manager.

(6)	This amount includes an aggregate of 86,200,000 shares of common stock issuable upon exercise of warrants and 111,500,000 shares of common stock issuable upon exercise of stock options.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following sets forth a summary of transactions since the beginning of the fiscal year of 2012, or any currently proposed transaction, in which the Company was to be a participant and the amount involved exceeded or exceeds $120,000 or one percent of the average of the Company’s total assets at year end for the last two completed fiscal years and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

The Company uses office space provided by an officer of the Company free of charge.

At July 31, 2013, the Company had loans outstanding with its three officers and a director in the amount of $350,000. During December 2012, funds were advanced in the amount of $350,000 to cover the short-term cash needs of the Company. These loans accrue interest at 6.0% per annum. Additionally, loans from the prior year were forgiven in the amount of $136,412.

Director Independence

Because our common stock is not currently listed on a national securities exchange, we have used the definition of “independence” of The NASDAQ Stock Market to make this determination.  NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  The NASDAQ listing rules provide that a director cannot be considered independent if:

●	The director is, or at any time during the past three years was, an employee of the company;

●	The director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

●	A family member of the director is, or at any time during the past three years was, an executive officer of the company;

●	The director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

●	The director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

●	The director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Based on the rule listed above, the Board determined that the Company’s only independent director is Mr. Geoffrey Wolf.

We do not currently have a separately designated audit, nominating or compensation committee.

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MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL 1

TO AUTHORIZE AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO BE FILED WITH THE STATE BY THE BOARD, AS DETERMINED BY THE BOARD IN ITS SOLE DISCRETION, WHICH WOULD INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 200,000,000 TO 500,000,000.

General

Our Board unanimously approved and recommended for adoption by the shareholders the following Amendment to the Articles of Incorporation, (the “Amendment”), whereby section 4 of the Articles of Incorporation is amended and restated to read in its entirety as follows:

“That the total number of common stock authorized that may be issued by the corporation is 500,000,000 shares of stock, par value $0.001 per share and no other class of stock shall be authorized. The corporation may issue said shares for such consideration as the Board may fix.”

This Proposal 1 is to approve the Amendment; however, as discussed below, we do not seek shareholder approval relating to any issuance of shares of common stock. If Proposal 1 is approved, the Board has the authority to file the Amendment with the Secretary of State of Nevada, in the Board’s sole discretion. The increase in our authorized common stock will become effective on the date of filing.

Background and Reasons for the Proposed Amendment

As of October 28, 2013, we had 200,000,000 shares of our common stock authorized, of which 167,734,222 shares were issued and outstanding. The Amendment would increase the number of shares of our common stock that the Company is authorized to issue from 200,000,000 to 500,000,000 shares of common stock. The par value of our common stock will not be affected by the Amendment.

A copy of such Amendment is attached hereto as Appendix A.  The Amendment will become effective on the date the Amendment is accepted for filing by the Secretary of State of the State of Nevada.

Advantages, Disadvantages, and Effects of the Proposed Increase in the Authorized Capital

In addition to the foregoing, in our efforts to further our business, our Board may seek to complete additional financings in the near future. At this time we do not have any plans to issue any shares. However, if and when we do determine to pursue an additional financing or business transaction, having additional authorized capital available for issuance in the future will give us flexibility and may allow such shares to be issued without the expense and delay of another shareholder meeting.

Additionally, at this time, the increase in authorized shares of common stock is not in any way related to any plans or intentions to enter into a merger, consolidation, acquisition or similar business transaction.

Further, there are certain advantages and disadvantages of an increase in our authorized stock. The advantages include, among others, the ability to raise capital by issuing capital stock under the transactions described above, or other financing transactions, and to have shares of our capital stock available to pursue business expansion opportunities, if any. The disadvantages include, among others, the issuance of additional shares of our capital stock could be used to deter a potential takeover of us that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with our Board’s desires. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. We do not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences. In addition, shareholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of common stock that may be issued in the future and, therefore, future issuances of common stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of our existing shareholders.

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Authorized, but unissued shares of common stock, may be used by the Company for any purpose permitted under Nevada law, including but not limited to, paying stock dividends to stockholders, raising capital, providing equity incentives to employees, officers, directors, and service providers, and entering into transactions that the Board believes provide the potential for growth and profit. Although, except as discussed in this Proposal 1, we presently have no plan, commitment, arrangement, understanding or agreement to issue additional shares of common stock (except pursuant to employee benefit plans or outstanding derivative securities), the Company may, in the future, issue common stock in connection with the activities described above or otherwise.

The increase in the authorized shares of common stock will not have any immediate effect on the rights of existing shareholders. However, as discussed above, if the shareholders approve the proposed amendment, our Board may cause the issuance of additional shares without further vote of our shareholders. These future issuances may be dilutive to our current common shareholders and may cause a reduction in the market price of our common stock. Current holders of common stock do not have preemptive or similar rights which means that current shareholders do not have a prior right to purchase any new issue of our capital stock in order to maintain their proportionate ownership. The issuance of additional shares of common stock would decrease the proportionate equity interest of our current shareholders and could result in dilution to our current shareholders.

As discussed above, the proposed amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intention of this proposal. For example, in the event of a hostile attempt to obtain control of the Company, it may be possible for the Company to endeavor to impede the attempt by issuing shares of common stock, which would dilute the voting power of the other outstanding shares and increasing the potential cost to acquire control of the Company. The proposed amendment therefore may have the effect of discouraging unsolicited takeover attempts, potentially limiting the opportunity for our shareholders to dispose of their shares at a premium, which is often offered in takeover attempts, or that may be available under a merger proposal. The proposed amendment may have the effect of permitting our current management, including the current Board, to retain its position, and place it in a better position to resist changes that shareholders may wish to make if they are dissatisfied with the conduct of our business. However, our Board is not aware of any attempt to take control of the Company, and our Board has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.

No Dissenters’ Rights

Neither Nevada law nor our Articles of Incorporation or bylaws provide our stockholders with dissenters’ or appraisal rights in connection with this proposal.

Vote Required and Board Recommendation

The passage of this Proposal 1 requires the affirmative vote of a majority of our outstanding shares. The Board recommends a vote “FOR” this Proposal.

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PROPOSAL 2

TO AUTHORIZE AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO EFFECT MULTIPLE REVERSE STOCK SPLITS OF THE OUTSTANDING SHARES OF THE COMPANY’S COMMON STOCK, AT A REVERSE STOCK SPLIT RATIO OF UP TO 1-FOR-50, AS DETERMINED BY THE BOARD IN ITS SOLE DISCRETION.

The Board has considered, deemed advisable, and adopted resolutions approving and recommending to our shareholders for their approval a proposed amendment to the Company’s Articles of Incorporation to effect any amount of reverse stock splits of the outstanding shares of our common stock at a reverse stock split ratio of up to 1-for-50 (the “Reverse Split Amendment”), as may be determined by the Board in its sole discretion until the next annual meeting of the Company. If approved by our shareholders, the Board would be permitted and authorized (but not required) to effect reverse stock splits of our common stock at a reverse stock split ratio no greater than 1-for-50 (or no reverse stock split ratio at all) and to file with the Secretary of State of the State of Nevada the Reverse Split Amendment to our Articles of Incorporation, as amended to date, effecting such reverse stock split, which would be filed at such time as our Board deems appropriate. If this Proposal 2 is approved, no further action on the part of shareholders will be required to either implement or abandon the reverse stock split. If the proposal is approved by shareholders and the Board determines to implement a reverse stock split, we would communicate to the public, prior to the effective time of the reverse stock split, additional details regarding the reverse stock split (including the final reverse stock split ratio, as determined by the Board). Depending on the ratio for the reverse stock split determined by the Board, a certain amount of common stock shares will be combined into one share of common stock. The number of shares of common stock issued and outstanding will therefore be reduced, depending upon the reverse stock split ratio determined by the Board.

The Board believes that shareholder approval of the potential exchange ratio (rather than a single exchange ratio) provides the Board with the flexibility to achieve the desired results of a reverse stock split. The amendment to the Articles of Incorporation that is filed to effect the reverse stock split, if any, will include only the reverse split ratio determined by the Board to be in the best interests of shareholders. The reverse stock split, if approved by our shareholders, would become effective upon the filing of the Reverse Split Amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada. The exact timing of this filing will be determined by the Board based on its evaluation as to when such action will be the most advantageous to the Company and shareholders. In addition, the Board reserves the right, notwithstanding shareholder approval and without further action by the shareholders, to elect not to proceed with reverse stock split if the Board, in its sole discretion, determines that it is no longer in the Company’s best interests and the best interests of its shareholders to proceed with the split.

A copy of such Reverse Split Amendment is attached hereto as Appendix B.  The amendment will become effective on the date the Reverse Split Amendment is accepted for filing by the Secretary of State of the State of Nevada.

Mechanics of the Proposed Reverse Stock Splits

If our shareholders approve this Proposal 2, upon the filing of documentation with the Secretary of State of the State of Nevada, Financial Industry Regulatory Authority (FINRA) and our stock transfer agent, a particular reverse stock split ratio to be determined and effected by the Board will become effective. After the reverse stock split becomes effective, our common stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities.

The reverse stock split, if and when effected, would affect all of our shareholders uniformly and would not affect any shareholder’s percentage ownership interests or proportionate voting power, except to the extent that the reverse stock split results in any of our shareholders receiving cash in lieu of a fractional share. As described below, shareholders otherwise entitled to fractional shares as a result of the reverse stock split will receive cash payments in lieu of such fractional shares. These cash payments will reduce the number of post-reverse stock split shareholders to the extent there are presently stockholders who would otherwise receive less than one share of our common stock after the reverse stock split. The other principal effects of the reverse stock split will be that:

●        The number of issued and outstanding and treasury shares of our common stock will be reduced proportionately based on the final reverse stock split ratio of the proposed range, as determined by the Board;

●        Based on the final reverse stock split ratio, the per share exercise price of all outstanding option awards will be increased proportionately and the number of shares of our common stock issuable upon the exercise of all outstanding option awards and the vesting of all unvested stock units (including restricted stock units and performance stock units) will be reduced proportionately. These adjustments will result in approximately the same aggregate exercise price being required to be paid for all outstanding option awards upon exercise, although the aggregate number of shares issuable upon the exercise of such option awards will be reduced proportionately following the reverse stock split;

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●        The number of shares reserved for issuance and any maximum number of shares with respect to which equity awards may be granted to any participant under our equity-based compensation plans will be reduced proportionately based on the final reverse stock split ratio; and

●        In addition, the reverse stock split will likely increase the number of shareholders who own odd lots (less than 100 shares). Shareholders who hold odd lots may experience an increase in the cost of selling their shares and may have greater difficulty in executing sales.

Although the number of outstanding shares of our common stock would decrease following the proposed reverse stock split, our Board does not intend for the reverse stock split to be the first step in a "going private transaction" within the meaning of Rule 13e-3 of the Exchange Act.

Fractional Shares

Shareholders will not receive fractional post-reverse stock split shares in connection with the reverse stock split. Instead, the transfer agent will aggregate all fractional shares and sell them as soon as practicable after the effective time at the then prevailing prices on the open market, on behalf of those shareholders who would otherwise be entitled to receive a fractional share. We expect that the transfer agent will conduct the sale in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of our common stock. After the transfer agent’s completion of such sale, shareholders will receive a cash payment from the transfer agent in an amount equal to their respective pro rata shares of the total net proceeds of that sale.

No transaction costs will be assessed on shareholders for the cash payment. Shareholders will not be entitled to receive interest for the period of time between the effective time of the reverse stock split and the date payment is made for their fractional share interest in our common stock. You should also be aware that, under the escheat laws of certain jurisdictions, sums due for fractional interests that are not timely claimed after the funds are made available may be required to be paid to the designated agent for each such jurisdiction. Thereafter, shareholders otherwise entitled to receive such funds may have to obtain the funds directly from the state to which they were paid.

If you believe that you may not hold sufficient shares of our common stock at the effective time of the reverse stock split to receive at least one share in the reverse stock split and you want to continue to hold our common stock after the split, you may do so by either purchasing a sufficient number of shares of our common stock; or if you have shares of our common stock in more than one account, consolidating your accounts, so that in each case you hold a number of shares of our common stock in your account prior to the reverse stock split that would entitle you to receive at least one share of our common stock on a post-reverse stock split basis. Shares of common stock held in registered form (that is, stock held by you in your own name in our stock register records maintained by our transfer agent) and stock held in "street name" (that is, stock held by you through a bank, broker or other nominee) for the same investor will be considered held in separate accounts and will not be aggregated when effecting the reverse stock split.

Effect on Registered and Beneficial Shareholders

Upon a reverse stock split, we intend to treat shareholders holding shares of our common stock in "street name" (that is, held through a bank, broker or other nominee) in the same manner as registered shareholders whose shares of our common stock are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding shares of our common stock in "street name;" however, these banks, brokers or other nominees may apply their own specific procedures for processing the reverse stock split. If you hold your shares of our common stock with a bank, broker or other nominee, and if you have any questions in this regard, we encourage you to contact your nominee.

Effect on Registered “Book-Entry” Shareholders

Our registered shareholders may hold some or all of their shares electronically in book-entry form. These shareholders will not have stock certificates evidencing their ownership of our common stock. They are, however, provided with a statement reflecting the number of shares of our common stock registered in their accounts.

If you hold registered shares of our common stock in a book-entry form, you do not need to take any action to receive your post-reverse stock split shares of our common stock in registered book-entry form or your cash payment in lieu of any fractional interest, if applicable. If you are entitled to post-reverse stock split shares of our common stock, a transaction statement will automatically be sent to your address of record as soon as practicable after the effective time of the reverse stock split indicating the number of shares of our common stock you hold.

If you are entitled to a payment in lieu of any fractional interest, a check will be mailed to you at your registered address as soon as practicable after the reverse stock split. By signing and cashing this check, you will warrant that you owned the shares of our common stock for which you received a cash payment. See "Fractional Shares" above for additional information.

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Effect on Registered Certificated Shares

Some registered stockholders hold their shares of our common stock in certificate form or a combination of certificate and book-entry form. If any of your shares of our common stock are held in certificate form, you will receive a transmittal letter from our transfer agent as soon as practicable after the effective time of a reverse stock split. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate representing the pre-reverse stock split shares of our common stock for a statement of holding, together with any payment of cash in lieu of fractional shares to which you are entitled. When you submit your certificate representing the pre-reverse stock split shares of our common stock, your post-reverse stock split shares of our common stock will be held electronically in book-entry form. This means that, instead of receiving a new stock certificate, you will receive a statement of holding that indicates the number of post-reverse stock split shares of our common stock you own in book-entry form. We will no longer issue physical stock certificates unless you make a specific request for a share certificate representing your post-reverse stock split ownership interest. Beginning on the effective time of a reverse stock split, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares. If you are entitled to a payment in lieu of any fractional share interest, payment will be made as described above under "Fractional Shares."

We have no plans for the cancellation or purchase of shares of common stock from holders of a nominal number of shares following a reverse split. We will continue to be subject to the periodic reporting requirements of the Exchange Act.

As discussed above, our Board believes the completion of any of the reverse splits will cause the minimum bid price of the common stock to increase. There can be no assurance, however, that a reverse split will result in any change in the price of the common stock or that, if the price of the common stock does increase as a result of the reverse split, the amount or duration of such increase.

Accounting Matters

A reverse split will not affect the par value of our common stock. As a result, on the effective date of the reverse split, the stated capital on our balance sheet attributable to the common stock will be reduced in proportion to the fraction by which the number of shares of common stock are reduced, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be retroactively increased for each period because there will be fewer shares of our common stock outstanding.

Potential Anti-Takeover Effect

Our ability to issue additional shares could be used to thwart persons, or otherwise dilute the stock ownership of shareholders seeking to control the Company. The reverse stock split is not being recommended by the Board as part of an anti-takeover strategy.

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Certain Risks Associated with a Reverse Split of our Securities

Our total market capitalization after a reverse split of our common shares may be lower than before the reverse split.

There are numerous factors and contingencies that could affect our common share price following a reverse split of our common shares, such as our reported results of operations in future periods, and general economic, market and industry conditions. Also, reverse splits are sometimes perceived by investors to imply that an issuer is having financial difficulties and, as a result, reverse splits sometimes cause the trading price of the resulting security to be lower than the pre-split share price or not to increase to or maintain its share price on a post-reverse split adjusted basis.

If a reverse stock split is effected, the resulting per-share stock price may not attract institutional investors or investment funds and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our common stock may not improve.

While the Board believes that a higher stock price may help generate investor interest, there can be no assurance that a reverse stock split will result in a per-share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not necessarily improve.

A decline in the market price of our common stock after a reverse stock split is implemented may result in a greater percentage decline than would occur in the absence of a reverse stock split, and the liquidity of our common stock could be adversely affected following such a reverse stock split.

If a reverse stock split is effected and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split. The market price of our common stock will, however, also be based on our performance and other factors, which are unrelated to the number of shares of common stock outstanding. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

Certain United States Federal Income Tax Considerations

The following is a summary of certain United States (“U.S.”) federal income tax consequences of a reverse stock split to holders of the Common Stock. This discussion is based upon the Code, Treasury regulations, judicial authorities, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, all as currently in effect and all of which are subject to change or differing interpretations (possibly with retroactive effect). This discussion is limited to U.S. holders (as defined below) that hold their shares of common stock as capital assets for U.S. federal income tax purposes (generally, assets held for investment). This discussion does not address all of the tax consequences that may be relevant to a particular stockholder or to stockholders that are subject to annual treatment under U.S. federal income tax laws, such as:

●	Stockholders that are not U.S. holders

●	Financial institutions;

●	Insurance companies;

●	Tax-exempt organizations;

●	Dealers in securities or currencies;

●	Persons whose functional currency is not the U.S. dollar;

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●	Traders in securities that elect to use a mark to market method of accounting;

●	Persons who own more than 5% of the Company’s outstanding stock;

●	Persons that hold the Common Stock as part of a straddle, hedge, constructive sale, or conversion transaction; and

●	U.S. holders who acquired their shares of the Common Stock through the exercise of an employee stock option or otherwise as compensation.

If a partnership or other entity taxed as a partnership holds the common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partners and the activities of the partnership. Partnerships and partners in such a partnership should consult their tax advisors about the tax consequences of the reverse stock split to them.

This discussion does not address the tax consequences of a reverse stock split under state, local or foreign tax laws. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.

Holders of the common stock are urged to consult with their own tax advisors as to the tax consequences of a reverse stock split in their particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local or foreign and other tax laws and of changes in those laws.

For purposes of this section, the term “U.S. holder” means a beneficial owner of the common stock that for U.S. federal income tax purposes is:

●	A citizen or resident of the U.S.;

●	A corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any State or the District of Columbia;

●	An estate that is subject to U.S. federal income tax on its income regardless of its source; or

●	A trust, the substantial decisions of which are controlled by one or more U.S. persons and which is subject to the primary supervision of a U.S. court, or a trust that validly has elected under applicable Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

No Dissenters’ Rights

Neither Nevada law nor our Articles of Incorporation or bylaws provide our stockholders with dissenters’ or appraisal rights in connection with this proposal.

Vote Required and Board Recommendation

The passage of this Proposal 2 requires the affirmative vote of a majority of our outstanding shares. The Board recommends a vote “FOR” this Proposal.

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PROPOSAL 3

ELECTION OF DIRECTORS

The Board has nominated four (4) persons consisting of Dr. Michael Sinclair, Dr. Roger Crystal, Mr. Kevin Pollack, and Mr. Geoffrey Wolf, each a current director, for re-election to the Board. Each director serves from the date of his election until the next annual meeting of shareholders or until his successor is elected and qualified. See “Information About Director Nominees” for biographical information as to each nominee.

The nominees have consented to be nominated and have expressed their intention to serve if elected. We believe that all of the nominees possess the professional and personal qualifications necessary for board service, and have highlighted particularly noteworthy attributes for each nominee in the individual biographies above. We have no reason to believe that any of the nominees will be unable to serve if elected to office and, to our knowledge, the nominees intend to serve the entire term for which election is sought. Only the nominees or substitute nominees designated by the Board will be eligible to stand for election as directors at the meeting.

The accompanying proxy card will be voted in favor of the persons named above to serve as directors, unless the shareholder indicates to the contrary on the proxy card.

Vote Required and Board Recommendation

The four (4) nominees for election as directors at the annual meeting  who receive the greatest number of votes cast by the shares of our Common Stock which are issued and outstanding, present at the annual meeting,  in person or represented by proxy, and entitled to vote thereon, a plurality, will be elected as our directors. As a result, broker non-votes and abstentions will not be counted in determining which nominees received the largest number of votes cast. You may vote “FOR” all nominees, “AGAINST” all nominees or withhold your vote for any one or more of the nominees. The Board recommends a vote “FOR” the nominees named herein.

PROPOSAL 4

ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

Under Section 14A of the Exchange Act, our stockholders are allowed to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. The proposal, commonly known as a “say on pay” proposal, gives our stockholders the opportunity to express their views on the Company’s executive compensation. Because this is an advisory vote, this proposal is not binding upon the Company or the Board; however, the Board, which are responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders in their vote on this proposal. To the extent there is any significant vote against the compensation of our named executive officers as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Board will evaluate whether any actions are necessary to address these concerns.

As described in detail under the heading “Executive and Director Compensation,” the intent of the compensation program is to align the executive’s interests with that of our stockholders, while providing incentives and competitive compensation for implementing and accomplishing our short-term and long-term strategic and operational goals and objectives.

We are asking our stockholders to indicate their support for our named executive officer compensation program as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the annual meeting:

“RESOLVED, that the compensation paid to the named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including Executive Compensation, the compensation tables and the accompanying narrative discussion, is hereby APPROVED.”

Effects of the Advisory Vote

This vote is advisory and not binding on the Company or our Board in any way. The Board will take into account the outcome of the vote, however, when making future executive compensation decisions

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Vote Required and Board Recommendation

The advisory vote to approve the compensation of named executive officers will be approved if there is a quorum and the votes cast “FOR” the proposal exceeds those cast against the proposal. This is a non-binding advisory vote. The Board recommends a vote “FOR” the advisory vote to approve the compensation of the named executive officers.

PROPOSAL 5

ADVISORY VOTE TO DETERMINE THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

Under Section 14A of the Exchange Act, our stockholders are also allowed to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers as disclosed in accordance with the compensation disclosure rules of the SEC, which we refer to as an advisory vote to approve executive compensation. By voting with respect to this proposal, stockholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation every one, two, or three years. Stockholders also may, if they wish, abstain from casting a vote on this proposal.

After careful consideration, the Board believes that submitting the advisory vote to approve executive compensation every three years is appropriate for the Company and its stockholders at this time.  The Board believes that an advisory vote at this frequency will provide stockholders with sufficient time to evaluate the effectiveness of our overall compensation philosophy, policies and practices in the context of our long-term business results for the corresponding period.  An advisory vote that occurs every three years will also permit the Company’s stockholders to observe and evaluate the impact of any changes to its executive compensation policies and practices that have occurred since the last advisory vote to approve executive compensation.  The Board is therefore recommending that stockholders vote for holding the advisory vote to approve executive compensation every three years.

The Company recognizes that the stockholders may have different views as to the best approach for the Company, and therefore we look forward to hearing from our stockholders as to their preference on the frequency of advisory votes to approve executive compensation.

This vote is advisory and not binding on the Company or our Board in any way. The Board will take into account the outcome of the vote, however, when considering the frequency of future advisory votes to approve executive compensation. The Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote to approve executive compensation more or less frequently than the frequency selected by our stockholders.

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the Board.

Effects of Advisory Vote

This vote is advisory and not binding on the Company and our Board in any way. The Board will take into account the outcome of the vote, however, when considering the frequency of future advisory votes to approve executive compensation. The Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote to approve executive compensation more or less frequently than the frequency selected by our stockholders.

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two, or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the Board.

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Vote Required and Board Recommendation

The advisory vote to determine the frequency of future advisory votes on the compensation of named executive officers requires a quorum to be present and the affirmative vote of the holders of the majority of the votes cast by the holders of the Company’s common stock at the annual meeting. This is a non-binding advisory vote. The Board recommends a vote “THREE YEARS” as the frequency for future advisory votes to approve the compensation of the named executive officers.

PROPOSAL 6

RATIFICATION OF THE APPOINTMENT OF MALONEBAILEY, LLP

The Board has appointed MaloneBailey, LLP as our independent registered public accounting firm to audit the consolidated financial statements of Lightlake Therapeutics Inc. and its subsidiaries for the fiscal year ending July 31, 2014. Although stockholder ratification of the appointment of our independent auditor is not required by our Bylaws or otherwise, we are submitting the selection of MaloneBailey, LLP to our stockholders for ratification to permit stockholders to participate in this important corporate decision. If not ratified, the audit committee will reconsider the selection, although the Board will not be required to select a different independent auditor for our company.

Vote Required and Board Recommendation

The ratification of the appointment of MaloneBailey, LLP as our independent registered public accounting firm will be approved if there is a quorum and the votes cast “FOR” the proposal exceeds those cast against the proposal. The Board recommends a vote “FOR” ratification of MaloneBailey, LLP as the independent registered accounting firm of Lightlake Therapeutics Inc.

OTHER MATTERS

The Board knows of no other matters which will come before the meeting. However, if any matters other than those set forth in the notice should be properly presented for action, the persons named in the proxy intend to take such action as will be consistent with the policies of the Company and will use their discretion.

ANNUAL REPORT ON FORM 10-K

As required, we have filed our 2013 Form 10-K with the SEC.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they are or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you currently receive multiple proxy statements and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Lightlake Therapeutics Inc., 86 Gloucester Place, Ground Floor Suite, London, England Q1U 6HP Attention: Dr. Roger Crystal.

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PROPOSALS OF STOCKHOLDERS

As of the date of this proxy statement, we had not received notice of any stockholder proposals for the 2013 annual meeting described herein and proposals received 10 days after the date of this proxy statement will be considered untimely. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2014 annual meeting, the Secretary must receive the written proposal at our principal executive offices no later than the deadline stated below. Such proposals must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Lightlake Therapeutics Inc.

Attention: Kevin Pollack, Secretary

86 Gloucester Place, Ground Floor Suite

London, England Q1U 6HP

Tel: 44 78 0103 6666

Under Rule 14a-8, to be timely, a stockholder’s notice for a proposal must be received at our principal executive offices not less than 120 calendar days before the date of our proxy statement release to stockholders in connection with the previous year’s annual meeting. However, if we did not hold an annual meeting in the previous year or if the date of this year’s annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials. Therefore, stockholder proposals intended to be presented at the 2014 annual meeting must be received by us at our principal executive office no later than July 16, 2014 in order to be eligible for inclusion in our 2014 proxy statement and proxy relating to that meeting. Stockholders wishing to submit proposals to be presented directly at our 2014 annual meeting of stockholders instead of by inclusion in next year’s proxy statement must follow the submission criteria set forth in our By-Laws, and applicable law concerning stockholder proposals. Upon receipt of any proposal, we will determine whether to include such proposal in accordance with regulations governing the solicitation of proxies.

WHERE YOU CAN FIND MORE INFORMATION

This proxy statement refers to certain documents that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner of our shares, to whom this proxy statement is delivered upon oral or written request, without charge. Requests for such documents should be directed to Lightlake Therapeutics Inc., 86 Gloucester Place, Ground Floor Suite, London England Q1U 6HP or 44 78 0103 6666. Please note that additional information can be obtained from our website at http://www.lightlaketherapeutics.com/index.html.

We file annual reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office 100 F Street, N.E.

Room 1580

Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

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Appendix A

CERTIFICATE OF AMENDMENT TO

ARTICLES OF INCORPORATION

OF LIGHTLAKE THERAPEUTICS INC., AS AMENDED

1.	Name of corporation:

Lightlake Therapeutics Inc.

2.	The articles have been amended as follows (provide article numbers, if available):

“ARTICLE FOURTH”

A.	The total number of common stock authorized that may be issued by the Corporation is 500,000,000 shares of common stock with a par value of one tenth of one cent ($0.001) per share and no other class of stock shall be authorized. The corporation may from time issue said shares for such consideration as the Board of Directors may fix.

3.	The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: .

4.	Effective date of filing (optional): Upon filing

5.	Officer Signature (Required):

Dr. Roger Crystal, Chief Executive Officer

Appendix B

CERTIFICATE OF AMENDMENT TO

ARTICLES OF INCORPORATION

OF LIGHTLAKE THERAPEUTICS INC., AS AMENDED

1.	Name of corporation:

Lightlake Therapeutics Inc.

2.	The articles have been amended as follows (provide article numbers, if available):

“ARTICLE FOURTH”

“B. Common Stock. Except as otherwise required by law, the holders of Common Stock will be entitled to one vote per share on all matters to be voted on by the Corporation’s stockholders.

Upon the filing of this Amendment with the Secretary of State of the State of Nevada (the “Effective Time”), each ______ outstanding shares of Common Stock (the “Old Common Stock”) shall be split and converted into one (1) share of Common Stock (the “New Common Stock”). This reverse stock split (the “Reverse Split”) of the outstanding shares of Common Stock shall not affect the total number of shares of capital stock, including the Common Stock, that the Company is authorized to issue, which shall remain as set forth under this Article 4.

The Reverse Split shall occur without any further action on the part of the Corporation or the holders of shares of New Common Stock and whether or not certificates representing such holders’ shares prior to the Reverse Split are surrendered for cancellation. No fractional interest in a share of New Common Stock shall be deliverable upon the Reverse Split,  all of which shares of New Common Stock be rounded up to the nearest whole number of such shares. All references to “Common Stock” in these Articles shall be to the New Common Stock.

The Reverse Split will be effectuated on a stockholder-by-stockholder (as opposed to certificate-by-certificate) basis. Certificates dated as of a date prior to the Effective Time representing outstanding shares of Old Common Stock shall, after the Effective Time, represent a number of shares equal to the same number of shares of New Common Stock as is reflected on the face of such certificates, divided by ___ and rounded up to the nearest whole number. The Corporation shall not be obligated to issue new certificates evidencing the shares of New Common Stock outstanding as a result of the Reverse Split unless and until the certificates evidencing the shares held by a holder prior to the Reverse Split are either delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.”

Notwithstanding the foregoing, the language under the Article 4 shall not be amended in any way.

3.	The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: .

4.	Effective date of filing (optional): Upon filing

5.	Officer Signature (Required):

Dr. Roger Crystal, Chief Executive Officer